Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Liaoning Fuda Mining Co. Ltd.:

We have audited the accompanying balance sheets of Liaoning Fuda Mining Co. Ltd. (“the Company”) as of December 31, 2014 and 2013 and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinions.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of Liaoning Fuda Mining Co. Ltd., as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles in the United States of America.

The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company's internal control over financial reporting.  Accordingly, we express no such opinion.

/s/ B F Borgers CPA PC

B F Borgers CPA PC
Lakewood, CO
September 30, 2015

LIAONING FUDA MINING CO. LTD.

BALANCE SHEETS

(Audited)

	December 31,	December 31,
	2014	2013
Assets
Current Assets
Cash and cash equivalents	$466	$3,112,528
Accounts receivable, net	260,624	1,348,861
Inventory	3,843	5,679,351
Prepaid rent	65,058	176,859
Other receivables	436,014	338,764
Security deposits to suppliers	1,985,178	4,763,370
Total Current Assets	2,751,183	15,419,733
Land, property and equipment, net	52,286,087	20,878,256
Total Assets	55,037,270	36,297,989

Liabilities
Current Liabilities
Accounts payable and accrued expenses	8,420,643	14,439,125
Taxes payable	224	-
Due to related parties	1,548	22,915
Other payables	11,472	8
Trade financing loans	1,893,264	4,028,054
Total Current Liabilities	10,327,151	18,490,102
Total Liabilities	10,327,151	18,490,102

Commitments & Contingencies	-	-

Equity
Registered capital	9,554,670	9,595,347
Retained earnings	34,934,737	7,918,569
Accumulated other comprehensive income	220,712	293,971
Total Equity	44,710,119	17,807,887
Total Liabilities and Equity	$55,037,270	$36,297,989

See accompanying notes to financial statements

LIAONING FUDA MINING CO. LTD.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME/ (LOSS)

(Audited)

	For the Years Ended
	December 31,	December 31,
	2014	2013
Revenues	$42,518,470	$58,584,590
Cost of sales	14,270,331	33,414,952
Gross margin	28,248,139	25,169,638

Operating expenses
Selling, general & administrative expenses	1,229,338	11,831,170
Total operating expenses	1,229,338	11,831,170

Income from operations	27,018,801	13,338,468

Other income (expenses)
Interest income	152	263
Interest expense	(346,262)	(5,377,570)
Government rebate	343,477	-
Total other expenses	(2,633)	(5,377,307)

Net income before income taxes	27,016,168	7,961,161

Income tax	-	-

Net income	$27,016,168	$7,961,161

Foreign currency translation adjustment	(73,259)	285,207

Comprehensive income	$26,942,909	$8,246,368

See accompanying notes to financial statements

LIAONING FUDA MINING CO. LTD.

STATEMENTS OF CASH FLOWS

(Audited)

	For the Years Ended
	December 31,	December 31,
	2014	2013
Cash flows from operating activities
Net income	$27,016,168	$7,961,161
Adjustment to reconcile net loss from operations:
Bad debt expense	15,130	1,887,886
Depreciation expense	4,199	1,623
Changes in Operating Assets and Liabilities
Accounts receivable	1,055,131	(3,218,466)
Inventory	5,598,542	(5,602,380)
Prepaid rent	109,480	(103,788)
Other receivables	(101,328)	(334,173)
Security deposits to suppliers	2,715,958	(88,221)
Accounts payable and accrued expenses	(5,832,650)	10,116,356
Taxes payable	224	-
Other payables	11,451	8
Net cash provided by operating activities	30,592,305	10,620,006

Cash flows from financing activities
Capital contribution from owners	-	4,843,139
Capital distribution to owners	(40,677)	-
Proceeds/(Repayment) to related party, net	(21,059)	(664,251)
Proceeds/(Repayments) from trade financing loans, net	(2,082,415)	3,973,463
Net cash provided by (used in) financing activities	(2,144,151)	8,152,351

Cash flows from investing activities
Purchase of land, property and equipment	(31,633,774)	(15,757,961)
Net cash used in investing activities	(31,633,774)	(15,757,961)

Effect of exchange rate changes	73,558	94,800

Net increase (decrease) in cash and cash equivalents	(3,112,062)	3,109,196
Cash and cash equivalents at beginning of period	3,112,528	3,332
Cash and cash equivalents at end of period	$466	$3,112,528

Supplemental disclosures of cash flow information
Interest paid	$346,262	$5,377,570
Income taxes paid	$-	$-

See accompanying notes to financial statements

LIAONING FUDA MINING CO. LTD.

STATEMENTS OF STOCKHOLDERS' EQUITY

For the Years Ended December 31, 2014 and 2013

(Audited)

			Accumulated
			Other	Total
	Registered	Retained	Comprehensive	Owners'
	Capital	Earnings/(Loss)	Income/(Loss)	Equity
Balance, December 31, 2012	4,752,208	(42,592)	8,764	4,718,380
Capital contribution from owners	4,843,139			4,843,139
Net income for the period		7,961,161		7,961,161
Cumulative translation adjustment			285,207	285,207
Balance, December 31, 2013	9,595,347	7,918,569	293,971	17,807,887
Capital distribution to owners	(40,677)			(40,677)
Net income for the period		27,016,168		27,016,168
Cumulative translation adjustment			(73,259)	(73,259)
Balance, December 31, 2014	9,554,670	34,934,737	220,712	44,710,119

See accompanying notes to financial statements

1.	ORGANIZATION AND DESCRIPTION OF BUSINESS

Liaoning Fuda Mining Co., Ltd (the “Company”) was established in August 2012 in Dandong City, Liaoning Province, China with authorized capital of 60 million shares at 1 Chinese Yuan per share. The Company is a natural resource trading company that consists of raw blocks, stone carvings, slabs, pavers and wall claddings.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying audited financial statements and related notes have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. The Company’s financial statements are expressed in U.S. dollars.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the amount of revenues and expenses during the reporting periods. Actual results could differ materially from those results.

Comprehensive Income (Loss)

The Company follows the provisions of the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) 220 “Reporting Comprehensive Income”, and establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. The Company’s comprehensive income (loss) consist of net income (loss) and foreign currency translation adjustments.

Fair Value Measurements

The Company applies the provisions of ASC Subtopic 820-10, “Fair Value Measurements”, for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements.  ASC 820 also establishes a framework for measuring fair value and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes three levels of inputs that may be used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

-         Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

-         Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

-         Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

All asset and liabilities are under level 1 inputs as of and the years ended December 31, 2014 and 2013.

Foreign Currency Translation

The functional currency of the Company is the Chinese Renminbi (“RMB”).

The reporting currency of the Company is the US Dollar (“US$”).

Transactions in currencies other than the entity’s functional currency are recorded at the rates of exchange prevailing on the date of the transaction. At the end of each reporting period, monetary items denominated in foreign currencies are translated at the rates prevailing at the end of the reporting periods. Exchange differences arising on the settlement of monetary items and on translation of monetary items at period-end are included in income statement of the period.

For the purpose of presenting these financial statements, the Company’s assets and liabilities are expressed in US$ at the exchange rate on the balance sheet date, stockholder’s equity accounts are translated at historical rates, and income and expense items are translated at the weighted average exchange rate during the period. The resulting translation adjustments are reported under accumulated other comprehensive income in the stockholder’s equity section of the balance sheets.

Exchange rates applied for the foreign currency translation during the period are as follows:

	December 31,	December 31,
US$ to RMB	2014	2013
Period end spot rate	6.13849	6.11038
Average periodic rate	6.145685	6.19433

Cash and Cash Equivalents

The Company considers highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

Accounts Receivable

Accounts receivable are stated at the amount the Company expects to collect from outstanding balances. The Company provides for probable uncollectible amounts through a charge to earnings and a credit to an allowance for doubtful accounts based on its assessment of the current status of individual accounts. Balances that are still outstanding after the Company has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts and a credit to accounts receivable. Accounts receivable balances are considered past due based on contractual terms and the Company does not accrue interest on the past due balances.

Bad debt expenses were $15,130 and $1,887,886 for the years ended December 31, 2014 and 2013, respectively. The company sales during the fiscal year ending December 31, 2014 were consists of more domestic customers than in 2013, and therefore collections were easier and fewer sales were done on credit.

Inventories

Inventories, which are primarily comprised of goods for sale, are stated at the lower of cost or net realizable value, using the first-in first-out (FIFO) method. The Company evaluates the need for reserves associated with obsolete, slow-moving and non-salable inventory by reviewing net realizable values on a periodic basis.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method, at original cost, over the estimated useful lives of the assets as follows:

Office equipment	5 years
Motor Vehicle	10 years

Expenditures for repairs and maintenance, which do not improve or extend the expected useful lives of the assets, are expensed as incurred while major replacements and improvements are capitalized.

Revenue Recognition

The Company generally recognizes product sales revenue when the significant risks and rewards of ownership have been transferred pursuant to PRC law, including such factors as when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, sales and value-added tax laws have been complied with, and collectability is reasonably assured.

Direct Domestic Sales

The Company recognizes product sales revenue when customers pick up and pay for the goods at once. The Company is responsible for losses when occurred. The Company sets out the terms and conditions of the sales contract and deals directly with customers.

Direct International Sales

The Company recognizes product sales revenue when the bill of lading is received from the shipping company. Although the title does not formally transfer until the goods have reach its destination port, the customer has a binding agreement for the goods; and is obligated to purchase them because a deposit has been made by the customer on the purchased goods. The Company is responsible for losses in case of a shipping issue, but in all cases the Company has purchased insurance to cover for such loss. The Company sets out the terms and conditions of the sales contract and deals directly with customers.

Agency International Sales

The Company recognizes product sales revenue when bill of lading is received from shipping company. Although the title does not formally transfer until the goods have reach its destination port, the customer has a binding agreement for the goods; and is obligated to purchase them because a deposit has been made by the customer on the purchased goods. The Agent is responsible for losses when occurred which the Agent has a blanket insurance to cover for such loss in all cases. The Agent would prepare the terms and conditions of the sales contract and deals directly with customers. . The company feels that it is acceptable to recognize revenue at when the bill of lading is received because at that point they no longer have the risk of loss or non-acceptance by the client and are fully covered for any losses by insurance that reimburses the full sales price for any loss at the point of bill of lading.

Value added taxes

The Company is subject to Value Added Taxes (“VAT”) at a rate of 17% on proceeds received from customers, and are entitled to a refund for VAT already paid or borne on the goods purchased by it that have generated the gross sales proceeds. The VAT balance is recorded in other payables on the balance sheets.

Advertising

The Company expenses advertising costs as incurred and are included in selling expenses.

Government Subsidies

The Company recognizes government grants that are non-operating in nature and with no further conditions to be met as other income when received. The Company recognizes government grants that contain certain operating conditions as liabilities when received, and as a reduction of the related costs for which the grants are intended to compensate when the conditions are met.

The government subsidies received by the Company were $343,477 and $nil for the years ended December 31, 2014 and 2013, respectively.

Income Taxes

The Company’s income tax comprises of China tax accrual as computed using the tax rules and regulations for such jurisdictions. In accordance with the FASB ASC Topic 740, the Company evaluate material tax positions asserted on every income tax return for the technical merits as to the tax supportability under examination or tax litigation. When the Company determines that a tax position is uncertain, the Company records a liability based on whether the tax position’s facts and circumstances on a “more likely than not” basis are supportable under tax laws and regulations. The Company have had no material adjustments to the unrecognized income tax benefits.

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Segment Information

The standard, “Disclosures about Segments of an Enterprise and Related Information,” codified with ASC-280, requires certain financial and supplementary information to be disclosed on an annual and interim basis for each reportable segment of an enterprise. The Company believes that it operates in one business segment (research, development, production, marketing and sales) and in one geographical segment (China), as all of the Company’s current operations are carried in China.

Recent Accounting Pronouncements

In February 2015, FASB issued ASU No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis. The new consolidation standard changes the way reporting enterprises evaluate whether (a) they should consolidate limited partnerships and similar entities, (b) fees paid to a decision maker or service provider are variable interests in a VIE, and (c) variable interests in a VIE held by related parties of the reporting enterprise require the reporting enterprise to consolidate the VIE. The guidance is effective for public business entities for annual and interim periods in fiscal years beginning after December 15, 2015. Early adoption is allowed, including early adoption in an interim period. A reporting entity may apply a modified retrospective approach by recording a cumulative-effect adjustment to equity as of the beginning of the fiscal year of adoption or may apply the amendments retrospectively. The Company is currently assessing the impact of the adoption of this guidance on the consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, which provides a single comprehensive model to be used in the accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The standard’s stated core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle the ASU includes provisions within a five step model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when (or as) an entity satisfies a performance obligation. The standard also specifies the accounting for some costs to obtain or fulfill a contract with a customer and requires expanded disclosures about revenue recognition. The standard provides for either full retrospective adoption or a modified retrospective adoption by which it is applied only to the most current period presented. This ASU is effective January 1, 2017. The Company is currently assessing this ASU’s impact on the Company’s consolidated results of operations and financial condition.

The Company believes that there were no other accounting standards recently issued that had or are expected to have a material impact on our financial position or results of operations.

3.	SECURITY DEPOSITS TO SUPPLIERS

Security deposits are amounts paid by the Company to maintain its relationship with the suppliers in order to ensure ample, constant supply and prompt delivery of goods.

Security deposits to suppliers consist of the following:

	December 31,	December 31,
	2014	2013
Supplier A	$765,986	$1,587,790
Supplier B	358,720	1,587,790
Supplier C	860,472	1,587,790
Total	$1,985,178	$4,763,370

4.	LAND, PROPERTY & EQUIPMENT

Land, property & equipment consist of the following:

	December 31,	December 31,
	2014	2013
Land	$52,267,967	$20,859,045
Office equipment	8,754	5,579
Motor vehicle	15,207	15,277
Total	52,291,928	20,879,901
Less: accumulated depreciation	(5,841)	(1,645)
Net	$52,286,087	$20,878,256

The depreciation expense was $4,199and $1,623 for the years ended December 31, 2014 and 2013. The company purchased $31,408,922 in the fiscal year ended December, 31 2014, for two parcels of forest land that surround current granite mines.

5.	TRADE FINANCING LOANS

The Company has executed short term accounts receivables factoring agreements with the banks and the bank would advance the Company a contracted percentage of the invoices factored up front and charge a contracted interest fee at average rate of 2%-4% based on the percentage advanced. When the outstanding accounts receivable invoice is collected, the advanced amount plus any accrued interest are repaid. The Company retains ownership of the accounts receivables and purchased insurance for the full invoiced amount.

The outstanding amount of trade financing loans were $1,893,264 and $4,028,054 as of December 31, 2014 and 2013, respectively.

The interest expenses were $346,262  and $5,377,570 for the years ended December 31, 2014 and 2013, respectively.

6.	RELATED PARTY TRANSACTIONS

The Company received advances from its shareholders from time to time as working capital to fund for its operations. These advances are due on demand, unsecured and non-interest bearing.

The Company has an outstanding payable amount of $nil and $22,915 to Mr. Wu Xiaobin, the Company’s CEO, as of December 31, 2014 and 2013, respectively.

The Company has an outstanding payable amount of $1,548 and $nil to Mr. Yang Yuan Xi, the Company’s legal representative, as of December 31, 2014 and 2013, respectively.

7.	GOVERNMENT CONTRIBUTION PLAN

The Company participates in a government-mandated multi-employer defined contribution plan pursuant to which certain retirement, medical and other welfare benefits are provided to employees. Chinese labor regulations require the Company to pay to the local labor bureau a monthly contribution at a stated contribution rate based on the monthly basic compensation of qualified employees. The relevant local labor bureau is responsible for meeting all retirement benefit obligations; the Company has no further commitments beyond its monthly contribution.

8.	STATUTORY RESERVE FUND

Pursuant to the laws applicable to the PRC, PRC entities must make appropriations from after-tax profit to the non-distributable “statutory surplus reserve fund”. Subject to certain cumulative limits, the “statutory surplus reserve fund” requires annual appropriations of 10% of after-tax profit until the aggregated appropriations reach 50% of the registered capital (as determined under accounting principles generally accepted in the PRC ("PRC GAAP") at each year-end). If the Company has accumulated loss from prior periods, the Company is able to use the current period net income after tax to offset against the accumulate loss.

The PRC regulations also restrict the ability of the Company to make dividend and other payments to offshore entities or individuals. The PRC legal restrictions permit payments of dividend by the Company only out of its accumulated after-tax profits, if any, determined in accordance with PRC GAAP and regulations. Any limitations on the ability of the Company to transfer funds could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to the Company’s business, pay dividends and otherwise fund and conduct the Company’s business.

9.	INCOME TAXES

The Company is established in PRC and its provision for income taxes primarily consists of corporate income taxes related to profits earned in the PRC from sales of products. The Company is subject to income tax rate of 25% but has received an income tax holiday from the government for three years that will expire in 2015.

The reconciliation of effective income tax rate as follows:

	For the Years Ended
	December 31,	December 31,
	2014	2013
PRC Statutory income tax rate	25%	25%
Less: Income tax holiday	-25%	-25%
Total	-	-

The provision for income tax on earnings as follows:

	For the Years Ended
	December 31,	December 31,
	2014	2013

PRC income tax	$6,754,042	$1,990,290
Less: Income tax subject to tax holiday	(6,754,042)	(1,990,290)
Total	$-	$-

10.	COMMITMENTS, CONTINGENCIES, RISKS AND UNCERTAINTIES

The Company has executed various lease agreements for office space and dormitory. The total future minimum lease payments under the operating leases as follows:

Periods	Amounts
For year ended December 31, 2015	$399,359
For year ended December 31, 2016	-
For year ended December 31, 2017	-
For year ended December 31, 2018	-
Thereafter	-
Total	$399,359

Concentration and Credit risk

Cash deposits with banks are held in financial institutions in China, which are not federally insured deposit protection. Accordingly, the Company has a concentration of credit risk related to these uninsured bank deposits. The Company has not experienced any losses in such accounts and believes it is not exposed to significant credit risk in this area.

The Company depends on a limited number of suppliers for its products. Accordingly, the Company has a concentration risk related to these suppliers. Failure to maintain existing relationships with our suppliers or to establish new relationships in the future could also negatively affect our ability to obtain products sold to customers in a timely manner. If the Company is unable to obtain ample supply of products from existing suppliers or alternative sources of supply, the Company may be unable to satisfy our customers’ orders, which could materially and adversely affect revenues.

The Company’s accounts receivable are potentially exposed to concentration of credit risk. The Company provides credit in the normal course of business and performs ongoing credit evaluations on its customers' financial condition as deemed necessary, but generally does not require collateral to support such receivables.

11.	CHANGE IN BUSINESS MARKET FOCUS

In 2014, the Company changed its business model focusing on the local domestic market instead of the international market. The significant impact due to the change in business model was a result of lessexports and more domestic sales which resulted in less gross sales but higher sales margins. The change in business model also reduced the amount of inventory the company had on hand to $3,843 at the fiscal year ended December 31, 2014 from $5,679,351 for the fiscal year ended December 31, 2013. It also reduced the amounts of sales made on credit as well which reduced the collection times and the cost of trade financing. The details are as follows:

	For the Years Ended
	December 31,	December 31,
	2014	2013
Cost of sales
Custom duties charges	194,166	1,545,156
Freight and courier	540,451	3,560,376
Other cost of sales	13,535,714	28,309,420
Total	14,270,331	33,414,952

Selling, general and administrative expenses
Insurance	345,461	4,575,337
Employees’ wages and salaries	471,641	1,081,244
Rent-Equipment	-	1,475,716
Bad debt expenses	15,130	1,887,886
Agency fees	-	1,930,961
Other selling, general and administrative expenses	397,106	880,026
Total	1,229,338	11,831,170